UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2026
UiPath, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40348	47-4333187
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Vanderbilt Avenue, 60th Floor New York, New York		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (844) 432-0455
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	PATH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.
On September 3, 2026, UiPath, Inc. (“UiPath” or the “Company”) issued a press release announcing its financial results for the fiscal second quarter 2027. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information contained in this Item 2.02 and Item 9.01 in this Current Report on Form 8-K, including the accompanying Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filings, unless expressly incorporated by specific reference in such filing.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation of Certain Officers.
Appointment of New Board Member
On September 1, 2026, the Board of Directors of the Company (the “Board”) increased the size of the Board from seven to eight members and appointed Yazdi Bagli as a director of the Company to fill the resulting vacancy, effective September 3, 2026. The Board has determined that Mr. Bagli qualifies as an independent director under New York Stock Exchange (“NYSE”) listing standards.
Mr. Bagli, age 58, serves as Executive Vice President of Information Technology and Enterprise Business Services for Kaiser Permanente, a position he has held since October 2020 (currently on a leave of absence while pursuing a fellowship at Harvard University). Prior to beginning his fellowship, he led the IT function as well as key shared services and operations at Kaiser Permanente. Prior to joining Kaiser Permanente, Mr. Bagli led enterprise business services at Walmart and previously spent more than 20 years serving in progressive leadership roles across four countries at Procter & Gamble. Mr. Bagli holds a bachelor's degree in electrical engineering from Shivaji University, India, and a Master of Business Administration from the University of Mumbai, India.
Mr. Bagli will receive compensation pursuant to our non-employee director compensation policy, as described in the “Non-Employee Director Compensation Policy” section of the Company’s definitive proxy statement for the 2026 Annual Meeting of Stockholders filed with the U.S. Securities and Exchange Commission on May 12, 2026, as supplemented on May 22, 2026.
There is no arrangement or understanding between Mr. Bagli and any other persons pursuant to which he was selected as a director. Mr. Bagli has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. The Company has entered into its standard form of indemnification agreement with Mr. Bagli, pursuant to which the Company may be required to, among other things, indemnify Mr. Bagli for certain expenses and liabilities incurred by him in any legal proceeding arising out of his service as a director of the Company.
Appointment of Chief Financial Officer
On September 3, 2026, the Compensation Committee of the Board (the “Compensation Committee”) appointed Hitesh Ramani, the Company’s current Deputy Chief Financial Officer and Chief Accounting Officer, as Chief Financial Officer, effective September 3, 2026 (the “Effective Date”). In his new role, Mr. Ramani will serve as the Company’s principal financial officer and principal accounting officer. Effective as of the Effective Date, Ashim Gupta will cease to serve as the Company’s Chief Financial Officer and will continue to serve as the Company’s Chief Operating Officer.
Mr. Ramani, age 48, has served as the Company’s Chief Accounting Officer since April 2021 and as Deputy Chief Financial Officer since September 2024. Prior to joining the Company, Mr. Ramani held various roles at Deloitte from March 2001 to December 2004 in India and January 2005 until March 2021 in the United States, ending as Partner. He holds designations of Certified Public Accountant from the State Board of Colorado and Chartered Accountant from the Institute of Chartered Accountants in India. Mr. Ramani holds a bachelor’s degree in commerce from Osmania University, Hyderabad, India.
Following the Effective Date, Mr. Ramani, in his role as Chief Financial Officer, will receive a base salary of $470,000 and will be eligible to receive an annual performance-based bonus with a target opportunity of 50% of his base salary. The Company has agreed to grant Mr. Ramani an award of 130,368 restricted stock units (the “RSU Award”). Sixteen and two thirds percent of the shares under the RSU Award will vest on October 1, 2026, and eight and one third percent will vest in equal quarterly installments thereafter, subject to Mr. Ramani’s continuous service with the Company through each such vesting date. The RSU Award shall be subject to the terms of the Company’s 2021 Equity Incentive Plan and the applicable form of award agreement granted thereunder.

There are no family relationships between Mr. Ramani and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. The Company has entered into its standard form of indemnification agreement with Mr. Ramani, pursuant to which the Company may be required to, among other things, indemnify Mr. Ramani for certain expenses and liabilities incurred by him in any legal proceeding arising out of his service as an officer of the Company.
Appointment of Chief Legal & Administrative Officer
On September 3, 2026, the Compensation Committee appointed Brad Brubaker, the company’s current Chief Legal Officer, as Chief Legal & Administrative Officer, effective September 3, 2026. Mr. Brubaker will continue to serve as the Company’s Chief Legal Officer.
Item 7.01 Regulation FD Disclosure.
A copy of the press release announcing the executive and board appointments is attached hereto as Exhibit 99.2. The information in the press release attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.
Item 8.01 Other Events.
Executive Performance Stock Units
On September 3, 2026, the Compensation Committee approved the grant of performance stock units (“PSUs”) to certain senior executives of the Company, including 1,125,000, 1,125,000, 525,000, and 300,000 PSUs, to each of Ashim Gupta, Raghu Malpani, Hitesh Ramani, and Brad Brubaker, respectively. Each PSU represents a contingent right to receive one share of the Company's Class A common stock. The PSUs are subject to (i) two stock price hurdles that must be satisfied by July 31, 2029 and July 31, 2031, respectively; and (ii) service-based vesting requirements, granted under, and subject to the terms of, the Company's 2021 Equity Incentive Plan.
CEO 10b5-1 Plan
On September 3, 2026, the Company announced that IceVulcan Investments Ltd., an entity controlled by Daniel Dines, our CEO, founder, and Chairman, adopted, on July 15, 2026, a trading plan intended to satisfy the affirmative defense conditions of Rule 10b5-1(c) under the Exchange Act to sell up to 5,000,000 shares of our Class A common stock, through February 1, 2027, subject to limit prices. In connection with the adoption of the trading plan, Mr. Dines will convert 5,000,000 shares of Class B common stock held by Ice Vulcan Holding Limited, an entity also controlled by Mr. Dines, to shares of Class A common stock, which will be transferred to IceVulcan Investments Ltd.
Mr. Dines entered into the trading plan as part of his personal long-term investment strategy for tax, asset diversification, and liquidity. The shares subject to the trading plan represent less than 5% of Mr. Dines’s holdings and he will continue to remain a significant controlling stockholder of the Company.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press Release, dated September 3, 2026
99.2	Press Release, dated September 3, 2026, announcing Executive and Board Appointments
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UiPath, Inc.

By:	/s/ Brad Brubaker
Chief Legal & Administrative Officer and Secretary

Date:	September 3, 2026